Exhibit 99.1
FOR IMMEDIATE RELEASE
For Inverness:
Investor Relations Contact:
Doug Guarino, Director of Corporate Relations 781 647 3900
For HemoSense:
Gordon Sangster, V.P. Finance & Chief Financial Officer 408-240-3794
Inverness Medical Innovations and HemoSense Corporation Announce Expiration of Hart-Scott-Rodino Waiting Period
WALTHAM, Mass., October 2, 2007 — Inverness Medical Innovations, Inc. (Amex: IMA) and HemoSense Corporation (Amex: HEM) today announced that the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to Inverness’ proposed acquisition of HemoSense has expired.
“We are delighted to be able to move forward expeditiously with closing this deal pending approval by HemoSense’s shareholders,” said Ron Zwanziger, CEO and President of Inverness. “HemoSense is a particularly good fit with Biosite, Cholestech and QAS, which we have recently acquired. As health care moves closer to personal responsibility, Inverness is and will remain at the forefront with the materials and methods that allow individuals to take better control of their health.”
Commenting on the acquisition, Jim Merselis, CEO of HemoSense stated, “We are excited about the prospect of combining our capabilities with Inverness’ demonstrated commitment to the field of cardiology, and we expect to make a significant impact together.”
Inverness, a leading manufacturer and marketer of rapid diagnostic products for the consumer and professional markets, expects opportunities to develop between HemoSense and its existing point of care organization as well as with those of other recently acquired companies. HemoSense is a leading provider of diagnostic tools and information for assessing patient Coumadin levels, a commonly used anti-coagulant in both the professional and patient self test markets.
The transaction is structured as an all stock deal. Each holder of a share of HemoSense common stock will receive 0.274192 shares of Inverness common stock in the transaction.
About Inverness
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life. A global leader in rapid point-of-care diagnostics, Inverness’ products, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts. For additional information on Inverness Medical Inc., please visit our website at http://www.invernessmedical.com.
About HemoSense
HemoSense is a point-of-care diagnostic healthcare company that initially has developed, manufactures and commercializes easy-to-use, handheld blood coagulation systems for monitoring patients taking warfarin. The HemoSense INRatio® system, used by healthcare professionals and patients themselves, consists of a small monitor and disposable test strips. It provides accurate and convenient measurement of blood clotting time, or PT/INR values. Routine measurements of PT/INR are necessary for the safe and effective management of the patient’s warfarin dosing. INRatio is sold in the United States and internationally. For more information, visit www.hemosense.com.
HemoSense® and INRatio® are registered trademarks of HemoSense, Inc.
Inverness has filed with the SEC a registration statement on Form S-4 in connection with the proposed transaction, which includes HemoSense’s preliminary proxy statement and Inverness’ preliminary prospectus for the proposed transaction. The registration statement has not yet been declared effective, and a definitive proxy statement/prospectus is not yet available. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT INVERNESS, CHOLESTECH, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Inverness and HemoSense can be obtained through the web site maintained by the SEC at http://www.sec.gov. In addition, free copies of the registration statement and the proxy statement/prospectus will be available from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from HemoSense by contacting Don Markley or Brandi Floberg) at 310-691-7100 or bfloberg@lhai.com.
     Inverness, HemoSense and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of HemoSense in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the definitive proxy statement/prospectus described above. Additional information regarding Inverness’ directors and executive officers is also included in Inverness’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2007. Additional information regarding HemoSense’s directors and executive officers is also included in HemoSense’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on or about January 29, 2007. These proxy statements are available free of charge at the SEC’s web site at www.sec.gov and from Inverness and HemoSense by contacting them as described above.
Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding potential synergies and benefits of the proposed business combination. These statements reflect the parties’ current views with respect to future events and are based on their respective management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions, Inverness’ ability to consummate the acquisition, which is subject to approval by the shareholders of HemoSense and other conditions; Inverness’ ability to integrate this and other acquisitions and to recognize expected synergies; Inverness’ ability to continue to successfully develop and manufacture diagnostic testing products and to commercialize products, particular in the area of cardiac care, and the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the year ended December 31, 2006, and HemoSense’s annual report on Form 10-K for the year ended September 30, 2006, and other factors identified from time to time in their respective periodic filings with the Securities and Exchange Commission. Inverness and HemoSense undertake no obligation to update any forward-looking statements contained herein.